Exhibit 10.1

OPTION CANCELLATION AND RELEASE AGREEMENT

This OPTION CANCELLATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between PeerStream, Inc. (f/k/a Snap Interactive, Inc.), a Delaware corporation (the “Company”), and Judy Krandel (the “Participant”), effective as of May 7, 2019 (the “Effective Date”).

WHEREAS, for the benefit of its key employees, key contractors, and outside directors, the Company currently sponsors the PeerStream, Inc. 2016 Long-Term Incentive Plan (the “Incentive Plan”);

WHEREAS, pursuant to the Incentive Plan, the Company granted stock options to the Participant permitting her to acquire up to 5,000,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), at an exercise price of $0.13 per share (the “Current Option”), subject to the terms and conditions of the Incentive Plan and that certain Nonqualified Stock Option Agreement, dated November 15, 2016, by and between the Company and the Participant (the “Award Agreement”);

WHEREAS, the Company previously approved a 1-for-35 reverse stock split of the Company’s Common Stock, effective as of January 5, 2017 (the “Reverse Stock Split”);

WHEREAS, pursuant to Article 11 of the Incentive Plan, as a result of the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of the Current Option was reduced to 142,857 shares of Common Stock, and the exercise price was increased to $4.55; and

WHEREAS, effective as of the Effective Date and in exchange for the New Option (defined below), the Company and the Participant mutually desire to cancel the entire Current Option as it relates to all 142,857 shares of Common Stock, so that on and after the Effective Date, the entire Current Option and the Award Agreement shall be cancelled and of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF OPTION

1.1       Cancellation of Option. In exchange for the consideration described in Section 1.2 below, the Participant hereby agrees that the entire Current Option and the Award Agreement shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Date, and neither the Company nor the Participant shall have any further rights or obligations with respect to the Current Option, the Award Agreement, or with respect to any Common Stock of the Company that could have been purchased upon exercise of the Current Option under the Award Agreement.

1.2        New Option Award. In exchange for the Participant’s agreement to cancel the Current Option, the Award Agreement, and any other rights, obligations, or liabilities of the Company thereunder, and the release of claims set forth in Section 1.3 below, the Company hereby agrees to grant the Participant a new option to purchase 142,857 shares of Common Stock (the “New Option”), with (i) an exercise price that is equal to the greater of (i) $3.55 per share and (ii) the fair market value of the Company’s Common Stock on the date of grant, (ii) 50% of the New Option being fully vested on the date of grant, (iii) 25% of the New Option vesting on May 15, 2019, and (iv) the remaining 25% of the New Option vesting in 12 equal installments on the 15th day of each month, with the first such tranche vesting on June 15, 2019 and the last such tranche vesting on May 15, 2020, subject to the terms and conditions of the Incentive Plan and a nonqualified stock option agreement substantially in the same form as attached hereto as Exhibit A (the “New Option Agreement”).

1.3        Release.

Effective as of the Effective Date, the Participant, for the Participant and the Participant’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Current Option or Award Agreement, and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown, suspected or claimed, whether arising under common law, in equity, or under statute, which the Participant or the Participant’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)       The Participant covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4       Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and to execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5       Representations and Warranties. The Participant hereby represents and warrants to the Company that: (i) there are no restrictions on the cancellation of the Current Option; (ii) the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby; and (iii) this Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements contained herein.

MISCELLANEOUS

2.1       Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2       Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3       Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4       Entire Agreement. This Agreement, together with the New Option Agreement, contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Award Agreement.

2.5       Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.6       Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he most recently provided to the Company.

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Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date first written above.

THE COMPANY:

PeerStream, Inc.

By:	/s/ Alex Harrington
Name:	Alex Harrington
Title:	Chief Executive Officer

THE PARTICIPANT:

/s/ Judy Krandel
Signature

Name:	Judy Krandel
Address:

Signature Page to

Option Cancellation and Release Agreement

Exhibit A

Nonqualified Stock Option Agreement

Exhibit A to

Option Cancellation and Release Agreement